INCORPORATED UNDER THE LAWS OF THE

STATE OF TENNESSEE

NUMBER 01

SHARES 12,000

SmartFinancial, Inc.

Senior Non-Cumulative Perpetual Preferred Stock, Series B
$1.00 Par Value

This Certifies that UNITED STATES TREASURY is the registered holder of 12,000 Shares of no par value each of the Capital Stock of SmartFinancial, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 1st day of September A.D. 20 15

Secretary

President

CERTIFICATE

FOR

12,000

SHARES

OF

SmartFinancial, Inc.

ISSUED TO

United States Treasury

DATED

September 1, 2015

For Value Received, ______ hereby sell, assign and transfer unto ______

______ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ A.D. 20__

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.